UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2018

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-33582 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of Director

On July 17, 2018, Spartan Motors, Inc. (the “Company”) announced that its Board of Directors has increased the size of the current Board to nine members and appointed Jeri L. Isbell to the Board, effective July 13, 2018. Ms. Isbell will serve as a member of the Human Resources and Compensation Committee. From 2003 until her retirement in December 2016, Ms. Isbell served as Chief Human Resources Officer for Lexmark International, Inc. Prior to that Ms. Isbell served in various leadership positions at Lexmark from 1991 to 2003, including: Vice President, Compensation and Benefits; Vice President, Finance and Division Chief Financial Officer; and U.S. Controller. Ms. Isbell also served in several finance leadership roles at IBM Corporation from 1983 to 1991. Ms. Isbell currently serves on the boards of SiteOne Landscape Supply, Inc., a wholesale distributor of commercial and residential landscape supplies and Atkore International Group, Inc., a manufacturer of electrical and mechanical products for the non-residential construction, renovation and industrial markets. She also serves on the Board of Trustees of The Nature Conservancy (Kentucky Chapter) and the Graduate Degrees for Minorities in Engineering and Science (GEM). Ms. Isbell holds a Master of Business Administration from Xavier University and a Bachelor of Business Administration in Accounting from Eastern Kentucky University and, is a Certified Public Accountant. She is a 2018 inductee into the Hall of Distinguished Alumni of Eastern Kentucky University.

Ms. Isbell will be a nominee for reelection at the Company’s annual meeting of shareholders to be held in 2020. There are no arrangements or understandings between Ms. Isbell and any other person pursuant to which she was selected as a director, nor are there any transactions in which Ms. Isbell has an interest requiring disclosures under Item 404(a) of Regulation S-K. Ms. Isbell will receive the standard compensation arrangements for the Company’s non-employee directors, including an annual retainer and share-based compensation.

Item9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated July 17, 2018 regarding the appointment of Jeri L. Isbell to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: July 17, 2018	/s/ Matthew W. Long
	By:	Matthew W. Long
	Its:	Interim Chief Financial Officer and Treasurer

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